Exhibit 99.1

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.
AND PARTNERS FINANCIAL HOLDINGS, INC.

FOR IMMEDIATE RELEASE

April 30, 2008

Dennis M. Terry
President and Chief Executive Officer
First Clover Leaf Financial Corp.
(618) 656-6122

Bart J. Solon
President and Chief Executive Officer
Partners Financial Holdings, Inc.
(618) 659-4000

FIRST CLOVER LEAF FINANCIAL CORP. TO ACQUIRE
PARTNERS FINANCIAL HOLDINGS, INC.

Edwardsville, IL - (April 30, 2008) First Clover Leaf Financial Corp. (“First Clover Leaf”) (Nasdaq: FCLF) and its subsidiary, First Clover Leaf Bank, FSB, announced today that they have entered into a definitive agreement to acquire Partners Financial Holdings, Inc. (“Partners”) and its subsidiary, Partners Bank, by merger of Partners into First Clover Leaf. Following the merger, Partners Bank will be merged into First Clover Leaf Bank, resulting in a combined organization with over $550 million in assets. The holding company resulting from the transactions will be known as First Clover Leaf Financial Corp. and the resulting federal savings bank will be known as First Clover Leaf Bank.

The aggregate purchase price for the acquisition of Partners is approximately $20.7 million, comprised of shares of First Clover Leaf common stock and cash, plus approximately $1.5 million in cash payments for outstanding Partners options and warrants.  Under the terms of the merger agreement, each share of Partners common stock will be converted into either 5.7971 shares of First Clover Leaf stock or cash of $56.  Shareholders of Partners may elect to receive First Clover Leaf common stock, cash, or a combination of stock and cash, for their shares of Partners common stock, subject to possible re-allocation of their elections in order to ensure that the total mix of consideration in the transaction is 50% stock and 50% cash.

The merger has been unanimously approved by the Boards of Directors of Partners and First Clover Leaf, and is subject to approval of the stockholders of Partners and the receipt of required regulatory approvals. The closing of the merger is expected to occur late in the third quarter or early in the fourth quarter of 2008. Following completion of the merger, the combined institution is expected to continue to serve customers from the current locations of both banks under the name “First Clover Leaf Bank”.

“We are pleased to join with First Clover Leaf,” stated Bart Solon, President and Chief Executive Officer of Partners.  “Their service culture is very similar to ours in this market and our partnership benefits both loan and deposit customers, and should result in increased liquidity for our stockholders. First Clover Leaf’s larger capital base and multiple locations are added benefits to helping our clients grow, while still receiving a high level of service,” he said.

Dennis Terry, the President and Chief Executive Officer of First Clover Leaf, stated that, “we believe the merger with Partners is a win for both companies, their stockholders and their customers as we continue to develop into a premier full-service bank in St. Louis’ Metro East. Creating a community bank with over $550 million in assets will allow us to expand the scope of our services to new and existing customers as together we continue the strong philosophy of customer service that guides each of our organizations.”

First Clover Leaf engaged RP Financial, LC, as its financial advisor. Polsinelli Shalton Flanigan Suelthaus PC served as legal counsel to First Clover Leaf.

Partners engaged Stifel Nicolaus & Co., Inc., as its financial advisor. Lewis, Rice & Fingersh, LC, served as legal counsel to Partners.

About First Clover Leaf and Partners:

First Clover Leaf Financial Corp. is the parent company of First Clover Leaf Bank, a federally chartered savings bank, headquartered in Edwardsville, Illinois. The savings bank operates three full-service offices in Edwardsville, Illinois. As of December 31, 2007, First Clover Leaf's consolidated assets totaled approximately $413 million and its deposits were approximately $291 million.

Partners Financial Holdings, Inc. is the parent company of Partners Bank, an Illinois-chartered bank, headquartered in Glen Carbon, Illinois. The bank operates one full-service office in Glen Carbon, Illinois. As of December 31, 2007, Partners’ consolidated assets totaled approximately $151 million and its deposits were approximately $99.5 million.

Forward-looking statements:

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. First Clover Leaf and Partners do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability to obtain required shareholder and regulatory approvals for the merger, the ability of First Clover Leaf and Partners to close the merger, First Clover Leaf’s ability to successfully integrate the operations of Partners Bank after the merger, the ability of First Clover Leaf to provide and market competitive services and products, the ability of First Clover Leaf to attract, train and retain qualified personnel, changes in customer preferences, changes in First Clover Leaf's operating or expansion strategy, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of First Clover Leaf to manage its assets and liabilities to limit exposure to changing interest rates, changes in laws and regulations affecting financial institutions, the ability of First Clover Leaf to manage its growth and effectively serve an expanding customer and market base, the geographic concentrations of First Clover Leaf's assets, the ability of First Clover Leaf generally to compete with other financial services companies, possible adverse rulings, judgments, settlements and other outcomes of pending or threatened litigation, other factors generally understood to affect the financial condition or results of financial services companies and other factors detailed from time to time in First Clover Leaf's press releases and filings with the Securities and Exchange Commission (the “SEC”). We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information About This Transaction:

This announcement does not constitute an offer of any securities for sale. The proposed transaction will be submitted to stockholders of Partners for their consideration. First Clover Leaf will file a registration statement on Form S-4 with the SEC, including a proxy statement of Partners and prospectus of First Clover Leaf and other relevant documents concerning the proposed transaction. Stockholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of registration statement and proxy statement/prospectus, as well as other filings containing information about First Clover Leaf, at the SEC's website (http://www.sec.gov).

Copies of the registration statement and proxy statement/prospectus can be obtained, when available and without charge, by directing a request to First Clover Leaf Financial Corp., Dennis M. Terry, President and Chief Executive Officer, 6814 Goshen Road, Edwardsville, IL 62025, 618-656-6122 or to Partners Financial Holdings, Inc., Bart J. Solon, President and Chief Executive Officer, #1 Ginger Creek Meadows, Glen Carbon, Illinois 62034, 618-659-4000.

Participants in This Transaction:

First Clover Leaf and Partners and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Partners’ stockholders in connection with the merger. Information about the directors and executive officers of First Clover Leaf and information about other persons who may be deemed participants in this transaction is set forth in First Clover Leaf’s definitive proxy statement filed with the SEC on April 25, 2008. You can obtain a copy of this document without charge from the SEC's website (http://www.sec.gov) or by writing Dennis M. Terry at the above address. Information about the directors and executive officers of Partners and information about other persons who may be deemed participants in this transaction will be available in the proxy statement/prospectus of First Clover Leaf and Partners described above and other relevant materials to be filed with the SEC.

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